EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports record results

for Fourth Quarter and full year 2018

GREENWOOD VILLAGE, Colo. (Feb. 6, 2019) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter and year ended December 31, 2018.

Key Highlights:

•	Fourth quarter 2018 financial results:
•	Total revenues were $247.3 million and total non-GAAP adjusted revenues were $231.7 million.
•	GAAP operating income was $29.4 million, or 11.9% of total revenues, and non-GAAP operating income was $41.4 million, or 17.9% of non-GAAP adjusted revenues.
•	GAAP earnings per diluted share (EPS) was $0.64 and non-GAAP EPS was $0.95.
•	Cash flows from operations were $70.1 million.
•	Full year 2018 financial results:
•	Total revenues grew eleven percent year-over-year to a record high of $875.1 million and non-GAAP adjusted revenues were $859.5 million, at the high end of expectations.
•	GAAP operating income was $104.9 million, or 12.0% of total revenues and non-GAAP operating income was $147.9 million, or 17.2% of non-GAAP adjusted revenues, exceeding expectations.
•	GAAP EPS was $2.01 and non-GAAP EPS was $3.06, exceeding expectations.
•	Cash flows from operations were $143.3 million, exceeding expectations.
•	CSG declared its quarterly cash dividend of $0.21 per share of common stock, or a total of approximately $7 million, to shareholders, bringing the total 2018 dividends to approximately $28 million.
•	In February 2019, CSG’s Board of Directors approved an approximately 6% increase in CSG’s cash dividend, effective with the first quarterly payment of $0.2225 per share of common stock.

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Feb. 6, 2019

“We executed very well this quarter, hitting on all cylinders from a sales, delivery and expense management standpoint,” said Bret Griess, president and chief executive officer of CSG.  “And while, I’m proud of the record revenues and earnings that we generated this year, I’m most proud of the work that we have done over the past several years to strongly position ourselves as a trusted, dependable and reliable partner for our customers around the world.

“Over the past several years we have increased our investments to help power our customers’ digital transformation journeys, put our cash flows to work to help strengthen and diversify our business while at the same time being shareholder friendly, and expanded our footprint outside of the cable industry.  We are seeing the impact of these investments and focus in our results.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
			Percent			Percent
	2018	2017	Changed	2018	2017	Changed
GAAP Results:
Revenues	$247,267	$205,204	20%	$875,059	$789,582	11%
Operating Income	29,425	26,048	13%	104,932	105,685	(1%)
Operating Margin Percentage	11.9%	12.7%	—	12.0%	13.4%	—
EPS	$0.64	$0.45	42%	$2.01	$1.87	7%
Non-GAAP Results:
Adjusted Revenues	$231,665	$205,204	13%	$859,457	$789,582	9%
Operating Income	41,400	36,343	14%	147,855	142,127	4%
Adjusted Operating Margin Percentage	17.9%	17.7%	—	17.2%	18.0%
EPS	$0.95	$0.62	53%	$3.06	$2.51	22%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

GAAP Results: Total revenues for the fourth quarter of 2018 were $247.3 million, a 20% increase when compared to revenues of $205.2 million for the fourth quarter of 2017, and a 16% increase when compared to revenues of $213.1 million for the third quarter of 2018.  Total revenues for the full year 2018 were $875.1 million, an 11% increase when compared to revenues of $789.6 million for the full year 2017.  The increases in revenues can be mainly attributed to the acquisitions of Business Ink on February 28, 2018 and Forte on October 1, 2018.  For the fourth quarter and full year of 2018, these acquisitions generated approximately $39 million and $74 million, respectively.

GAAP operating income for the fourth quarter of 2018 was $29.4 million, or 11.9% of total revenues, compared to $26.0 million, or 12.7% of total revenues, for the fourth quarter of 2017, and $25.7 million, or 12.0% of total

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revenues, for the third quarter of 2018.  GAAP operating income for the full year 2018 was $104.9 million, or 12.0% of total revenues, compared to $105.7 million, or 13.4% of total revenues, for the full year 2017.

GAAP EPS for the fourth quarter of 2018 was $0.64, as compared to $0.45 for the fourth quarter of 2017, and $0.49 for the third quarter of 2018.  GAAP EPS for the full year 2018 was $2.01, compared to $1.87 for the full year 2017.  These increases in GAAP EPS are due to a combination of increased operating income and a lower effective tax rate, resulting primarily from the U.S. Tax Reform enacted in December 2017.

Non-GAAP Results:  Non-GAAP adjusted revenues for the fourth quarter of 2018 were $231.7 million, a 13% increase when compared to $205.2 million for the fourth quarter of 2017, and a 9% increase when compared to $213.1 million for the third quarter of 2018.  Total non-GAAP adjusted revenues for the full year 2018 were $859.5 million, a 9% increase when compared to $789.6 million for the full year 2017.  These increases in non-GAAP adjusted revenues are primarily due to the acquisition activities, discussed above.

Non-GAAP operating income for the fourth quarter of 2018 was $41.4 million, or 17.9% of total non-GAAP adjusted revenues, compared to $36.3 million, or 17.7% of total non-GAAP adjusted revenues for the fourth quarter of 2017, and $35.6 million, or 16.7% of total non-GAAP adjusted revenues for the third quarter of 2018.  Non-GAAP operating income for the full year 2018 was $147.9 million, or 17.2% of total non-GAAP adjusted revenues, compared to $142.1 million, or 18.0% of total non-GAAP adjusted revenues for the full year 2017.

Non-GAAP EPS for the fourth quarter of 2018 was $0.95 compared to $0.62 for the fourth quarter of 2017, and $0.70 for the third quarter of 2018.  Non-GAAP EPS for the full year 2018 was $3.06 compared to $2.51 for the full year 2017.  The year-over-year increases in non-GAAP EPS are primarily due to a combination of a lower effective tax rate, resulting primarily from the U.S. Tax Reform enacted in December 2017, and higher operating income.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at December 31, 2018 were $162.9 million, compared to $199.3 million as of September 30, 2018 and $261.4 million as of December 31, 2017.  These decreases can be mainly attributed to the cash acquisitions of Business Ink and Forte for approximately $155 million during the year.

CSG had net cash flows from operations for the fourth quarters ended December 31, 2018 and 2017 of $70.1 million and $24.4 million, respectively, and had non-GAAP free cash flow of $57.0 million and $18.8 million, respectively.  For the year ended December 31, 2018 and 2017, CSG generated net cash flows from operations of $143.3 million and $127.2 million, respectively, and had non-GAAP free cash flow of $86.2 million and $98.3 million, respectively.  These increases in cash flows from operations can be primarily attributed to positive working capital changes during the fourth quarter of 2018.

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Summary of 2019 Financial Guidance

CSG’s financial guidance for the full year 2019 is as follows:

GAAP Measures:
Revenues	$965 - $995 million
Operating Margin Percentage	11.7%
EPS	$2.17 - $2.27
Cash Flows from Operating Activities	$125 - $145 million
Non-GAAP Measures:
Adjusted Revenues	$903 - $920 million
Adjusted Operating Margin Percentage	17.0%
EPS	$3.15 - $3.27

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, February 6, 2019 at 5:00 p.m. EST, to discuss CSG’s fourth quarter and full year results for 2018.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, dial 1-888-254-3590 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com.  Additional information can be found in the Investor Relations section of the website.

About CSG

CSG simplifies the complexity of business transformation in the digital age for the most respected communications, media and entertainment service providers worldwide.  With over 35 years of experience, CSG delivers revenue management, customer experience and digital monetization solutions for every stage of the customer lifecycle.  The company is the trusted partner driving digital transformation for leading global brands, including Arrow Electronics, AT&T, Bharti Airtel, Charter Communications, Comcast, DISH, Eastlink, iflix, MTN, TalkTalk, Telefonica, Telstra and Verizon.

At CSG, we have one vision: flexible, seamless, limitless communications, information and content services for everyone.  For more information, visit our website at csgi.com and follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately fifty-five percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;

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•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software solution sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

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Feb. 6, 2019

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$139,277	$122,243
Short-term investments	23,603	139,117
Total cash, cash equivalents and short-term investments	162,880	261,360
Settlement assets	124,627	-
Trade accounts receivable:
Billed, net of allowance of $3,115 and $4,149	235,827	219,531
Unbilled	37,227	31,187
Income taxes receivable	6,720	13,839
Other current assets	32,286	28,349
Total current assets	599,567	554,266
Non-current assets:
Property and equipment, net of depreciation of $93,278 and $123,126	81,813	44,651
Software, net of amortization of $119,381 and $108,986	36,400	26,906
Goodwill	255,816	210,080
Client contracts, net of amortization of zero and $97,109	-	43,626
Acquired client contracts, net of amortization of $82,692 and zero	65,456	-
Client contract costs, net of amortization of $43,051 and zero	37,289	-
Deferred income taxes	11,087	14,057
Other assets	26,934	10,948
Total non-current assets	514,795	350,268
Total assets	$1,114,362	$904,534
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$22,500
Client deposits	36,889	31,053
Trade accounts payable	45,386	38,420
Accrued employee compensation	61,107	62,984
Settlement liabilities	123,613	-
Deferred revenue	40,236	41,885
Income taxes payable	218	1,216
Other current liabilities	35,442	24,535
Total current liabilities	350,391	222,593
Non-current liabilities:
Long-term debt, net of unamortized discounts of $14,549 and $18,264	352,326	309,236
Deferred revenue	17,527	12,346
Income taxes payable	2,284	2,415
Deferred income taxes	8,205	4,584
Other non-current liabilities	22,605	10,614
Total non-current liabilities	402,947	339,195
Total liabilities	753,338	561,788
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,158 and 33,516 shares outstanding	693	689
Common stock warrants; 439 warrants vested; 1,425 issued	9,082	9,082
Additional paid-in capital	441,417	427,091
Treasury stock, at cost; 34,779 and 34,075 shares	(842,360)	(814,732)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	2	(88)
Cumulative foreign currency translation adjustments	(42,937)	(28,734)
Accumulated earnings	795,127	749,438
Total stockholders' equity	361,024	342,746
Total liabilities and stockholders' equity	$1,114,362	$904,534

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenues:
Cloud and related solutions	$214,987	$169,565	$766,377	$651,010
Software and services	18,528	16,212	58,101	62,892
Maintenance	13,752	19,427	50,581	75,680
Total revenues	247,267	205,204	875,059	789,582
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	115,589	81,812	392,801	315,006
Software and services	9,054	7,614	34,870	39,018
Maintenance	5,537	10,300	22,149	40,787
Total cost of revenues	130,180	99,726	449,820	394,811
Other operating expenses:
Research and development	32,225	28,112	124,034	113,215
Selling, general and administrative	48,793	43,714	169,308	153,695
Depreciation	5,011	3,405	18,304	13,380
Restructuring and reorganization charges	1,633	4,199	8,661	8,796
Total operating expenses	217,842	179,156	770,127	683,897
Operating income	29,425	26,048	104,932	105,685
Other income (expense):
Interest expense	(4,465)	(4,156)	(17,667)	(16,794)
Amortization of original issue discount	(680)	(643)	(2,664)	(2,790)
Interest and investment income, net	390	936	2,646	3,246
Loss on extinguishment of debt	-	-	(810)	-
Other, net	897	(514)	550	(1,637)
Total other	(3,858)	(4,377)	(17,945)	(17,975)
Income before income taxes	25,567	21,671	86,987	87,710
Income tax provision	(4,669)	(6,705)	(20,857)	(26,346)
Net income	$20,898	$14,966	$66,130	$61,364

Weighted-average shares outstanding:
Basic	32,329	32,512	32,488	32,415
Diluted	32,602	32,983	32,855	32,865

Earnings per common share:
Basic	$0.65	$0.46	$2.04	$1.89
Diluted	0.64	0.45	2.01	1.87

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net income	$66,130	$61,364
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	18,304	13,380
Amortization	44,328	29,501
Amortization of original issue discount	2,664	2,790
Asset impairment	1,851	3,135
Gain on short-term investments and other	(101)	(184)
Loss on extinguishment of debt	810	-
Deferred income taxes	4,913	7,112
Stock-based compensation	19,358	21,049
Subtotal	158,257	138,147
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(138)	(6,421)
Other current and non-current assets and liabilities	(23,179)	2,875
Income taxes payable/receivable	5,055	(2,729)
Trade accounts payable and accrued liabilities	(7,146)	(4,377)
Deferred revenue	10,492	(300)
Net cash provided by operating activities	143,341	127,195

Cash flows from investing activities:
Purchases of software, property and equipment	(57,104)	(28,942)
Purchases of short-term investments	(75,022)	(182,247)
Proceeds from sale/maturity of short-term investments	190,778	193,465
Acquisition of and investments in business, net of cash acquired	(144,791)	-
Acquisition of and investments in client contracts	-	(12,180)
Net cash used in investing activities	(86,139)	(29,904)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,311	1,776
Payment of cash dividends	(27,979)	(26,850)
Repurchase of common stock	(34,726)	(30,649)
Proceeds from long-term debt	150,000	-
Payments on long-term debt	(125,625)	(15,000)
Settlement of convertible notes	-	(34,771)
Payments of deferred financing costs	(1,490)	-
Net cash used in financing activities	(37,509)	(105,494)
Effect of exchange rate fluctuations on cash	(2,659)	4,095

Net increase (decrease) in cash and cash equivalents	17,034	(4,108)

Cash and cash equivalents, beginning of period	122,243	126,351
Cash and cash equivalents, end of period	$139,277	$122,243

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$15,857	$14,729
Income taxes	10,426	22,144

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Total Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Americas	85%	85%	84%
Europe, Middle East and Africa	10%	10%	10%
Asia Pacific	5%	5%	6%
Total Revenues	100%	100%	100%

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017
Americas	85%	85%
Europe, Middle East and Africa	10%	9%
Asia Pacific	5%	6%
Total Revenues	100%	100%

Revenues by Significant Customers: 10% or more of Total Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Comcast	22%	26%	29%
Charter	18%	21%	21%
DISH	8%	9%	10%

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017
Comcast	25%	28%
Charter	20%	22%
DISH	9%	11%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenues, non-GAAP operating income and margin, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenue	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on extinguishment of debt	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by Forte, a CSG company acquired in October 2018.  Because Forte controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenues provides management and investors an additional means to use to compare CSG’s current revenues with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring core business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses

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may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses  in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the extinguishment of debt, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and

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believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenues:

The reconciliations of GAAP revenues to non-GAAP adjusted revenues for the indicated periods are as follows (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP revenues	$247,267	$205,204	$875,059	$789,582
Less: Transaction fees	(15,602)	—	(15,602)	—
Non-GAAP adjusted revenues (1)	$231,665	$205,204	$859,457	$789,582
(1)

Non-GAAP adjusted revenues are defined as GAAP revenues less transaction fees. Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by Forte, a CSG company acquired in October 2018. Because Forte controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP operating income	$29,425	$26,048	$104,932	$105,685
Restructuring and reorganization charges (2)	1,633	4,199	8,661	8,796
Acquisition-related expenses:
Amortization of acquired intangible assets	3,326	1,658	9,699	6,864
Earn-out compensation	1,260	-	1,260	-
Transaction-related costs	1,034	-	3,653	-
Stock-based compensation (2)	4,722	4,438	19,650	20,782
Non-GAAP operating income	$41,400	$36,343	$147,855	$142,127

Non-GAAP adjusted revenues	$231,665	$205,204	$859,457	$789,582
Non-GAAP adjusted operating margin percentage	17.9%	17.7%	17.2%	18.0%

(2)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

CSG Systems International, Inc.

Feb. 6, 2019

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	December 31, 2018		December 31, 2017
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$20,898	$0.64	$14,966	$0.45
GAAP income tax provision (3)	4,669		6,705
GAAP income before income taxes	25,567		21,671
Restructuring and reorganization charges (2)	1,633		4,199
Acquisition-related expenses:
Amortization of acquired intangible assets	3,326		1,658
Earn-out compensation	1,260		-
Transaction-related costs	1,034		-
Stock-based compensation (2)	4,722		4,438
Amortization of OID	680		643
Non-GAAP income before income taxes	38,222		32,609
Non-GAAP income tax provision (3)	(7,247)		(12,036)
Non-GAAP net income	$30,975	$0.95	$20,573	$0.62

	Year Ended		Year Ended
	December 31, 2018		December 31, 2017
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$66,130	$2.01	$61,364	$1.87
GAAP income tax provision (3)	20,857		26,346
GAAP income before income taxes	86,987		87,710
Restructuring and reorganization charges (2)	8,661		8,796
Acquisition-related expenses:
Amortization of acquired intangible assets	9,699		6,864
Earn-out compensation	1,260		-
Transaction-related costs	3,653		-
Stock-based compensation (2)	19,650		20,782
Loss on extinguishment of debt	810		-
Amortization of OID	2,664		2,790
Non-GAAP income before income taxes	133,384		126,942
Non-GAAP income tax provision (3)	(32,786)		(44,430)
Non-GAAP net income	$100,598	$3.06	$82,512	$2.51
(3)

For the fourth quarter and year ended December 31, 2018 the GAAP effective income tax rates were approximately 18% and 24%, respectively, and the non-GAAP effective income tax rates were approximately 19% and 25%, respectively.

For the fourth quarter and year ended December 31, 2017 the GAAP effective income tax rates were approximately 31% and 30%, respectively, and the non-GAAP effective income tax rates were approximately 37% and 35%, respectively.

(4)

The outstanding diluted shares for the fourth quarter and year ended December 31, 2018 were 32.6 million and 32.9 million, respectively, and for the fourth quarter and year ended December 31, 2017 were 33.0 million and 32.9 million, respectively.

CSG Systems International, Inc.

Feb. 6, 2019

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP net income	$20,898	$14,966	$66,130	$61,364
GAAP income tax provision	4,669	6,705	20,857	26,346
Interest expense (5)	4,465	4,156	17,667	16,794
Amortization of OID	680	643	2,664	2,790
Loss on extinguishment of debt	-	-	810	-
Interest and investment income and other, net	(1,287)	(422)	(3,196)	(1,609)
GAAP operating income	29,425	26,048	104,932	105,685
Restructuring and reorganization charges (2)	1,633	4,199	8,661	8,796
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,326	1,658	9,699	6,864
Earn-out compensation	1,260	-	1,260	-
Transaction-related costs	1,034	-	3,653	-
Stock-based compensation (2)	4,722	4,438	19,650	20,782
Amortization of other intangible assets (6)	2,521	5,618	9,517	20,388
Amortization of client contract costs (6)	6,096	-	23,381	-
Depreciation	5,011	3,405	18,304	13,380
Non-GAAP adjusted EBITDA	$55,028	$45,366	$199,057	$175,895
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	24%	22%	23%	22%
(5)	Interest expense includes amortization of deferred financing costs as provided in Note 6 below.
(6)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Amortization of acquired intangible assets	$3,326	$1,658	$9,699	$6,864
Amortization of other intangible assets	2,521	5,618	9,517	20,388
Amortization of client contract costs	6,096	—	23,381	—
Amortization of deferred financing costs	411	555	1,731	2,249
Total amortization	$12,354	$7,831	$44,328	$29,501

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flows from operating activities	$70,072	$24,373	$143,341	$127,195
Purchases of property and equipment	(13,057)	(5,572)	(57,104)	(28,942)
Non-GAAP free cash flow	$57,015	$18,801	$86,237	$98,253

CSG Systems International, Inc.

Feb. 6, 2019

Non-GAAP Financial Measures – 2019 Financial Guidance

Non-GAAP Adjusted Revenues:

The reconciliation of GAAP revenues to non-GAAP adjusted revenues, as included in CSG’s 2019 full year financial guidance, is as follows:

	2019 Guidance Range
	Low Range	High Range
GAAP revenues	$965,000	$995,000
Less: Transaction fees	(62,000)	(75,000)
Non-GAAP adjusted revenues	$903,000	$920,000

Non-GAAP Operating Income and Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and the resulting GAAP operating margin percentage and non-GAAP adjusted operating margin percentage, as included in CSG’s 2019 full year financial guidance at the midpoint, is as follows:

2019
Guidance
Operating Income
GAAP operating income	$115,000
Restructuring and reorganization charges	300
Acquisition-related expenses:
Amortization of acquired intangible assets	12,500
Earn-out compensation	5,100
Stock-based compensation	22,000
Non-GAAP operating income	$154,900

Operating Margin Percentage
GAAP revenues (mid-point)	$980,000
GAAP operating margin percentage	11.7%

Non-GAAP adjusted revenues (mid-point)	$911,500
Non-GAAP adjusted operating margin percentage	17.0%

CSG Systems International, Inc.

Feb. 6, 2019

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2019 full year financial guidance is as follows (in thousands, except per share amounts):

	2019 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$69,600	$2.17	$73,000	$2.27
GAAP income tax provision (7)	24,300		25,600
GAAP income before income taxes	93,900		98,600
Restructuring and reorganization charges	300		300
Acquisition-related expenses:
Amortization of acquired intangible assets	12,500		12,500
Earn-out compensation	5,100		5,100
Stock-based compensation	22,000		22,000
Amortization of OID	2,800		2,800
Non-GAAP income before income taxes	136,600		141,300
Non-GAAP income tax provision (7)	(35,500)		(36,400)
Non-GAAP net income	$101,100	$3.15	$104,900	$3.27

(7)	For 2019, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 26%.
(8)	The weighted-average diluted shares outstanding are expected to be approximately 32 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2019 full year financial guidance at the mid-point (in thousands, except percentages):

2019
GAAP net income	$71,300
GAAP income tax provision	25,000
Interest expense	18,500
Amortization of OID	2,800
Interest and investment income and other, net	(2,600)
GAAP operating income	115,000
Restructuring and reorganization charges	300
Acquisition-related expenses:
Amortization of acquired intangible assets	12,500
Earn-out compensation	5,100
Stock-based compensation	22,000
Amortization of other intangible assets	7,700
Amortization of client contract costs	18,100
Depreciation	23,800
Non-GAAP adjusted EBITDA	$204,500
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	22%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for CSG’s 2019 full year financial guidance at the mid-point (in thousands):

2019
Cash flows from operating activities	$135,000
Purchases of property and equipment	(30,000)
Non-GAAP free cash flow	$105,000